UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): October 2, 2017

GLOBAL EAGLE ENTERTAINMENT INC.

(Exact name of registrant as specified in its charter)

Delaware	001-35176	27-4757800
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

6100 Center Drive, Suite 1020, Los Angeles, California 90045

(Address of principal executive offices, including zip code)

Registrant’s telephone number, including area code: 310-437-6000

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company   ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.    ☐

Item 1.01 Entry into a Material Definitive Agreement.

On October 2, 2017, Global Eagle Entertainment Inc. (“we” or the “Company”) entered into a Third Amendment to Limited Waiver to Credit Agreement and Third Amendment to Credit Agreement (the “October 2017 Amendment”) among the Company, the guarantors party thereto, the lenders party thereto (such lenders consenting to the October 2017 Amendment, the “Consenting Lenders”), and Citibank, N.A., as administrative agent (in such capacity, the “Administrative Agent”), relating to (i) the Credit Agreement, dated as of January 6, 2017 (the “Credit Agreement”), among the Company, the guarantors party thereto from time to time, the lenders party thereto from time to time (each, a “Lender” and collectively, the “Lenders”) and Citibank, N.A., as Administrative Agent, L/C issuer and swing line lender, (ii) the First Amendment and Limited Waiver to Credit Agreement (the “May 2017 Amendment”), dated as of May 4, 2017, (iii) the Amendment to First Amendment and Limited Waiver to Credit Agreement and Second Amendment to Credit Agreement (the “June 2017 Amendment”), dated as of June 29, 2017, and (iv) the Second Amendment to Limited Waiver (the “September 2017 Extension”), dated as of September 13, 2017. Capitalized terms used in this Current Report on Form 8-K but not otherwise defined herein have the meanings set forth in the Credit Agreement, as amended by the May 2017 Amendment, the June 2017 Amendment and the October 2017 Amendment (as so amended, the “Amended Credit Agreement”).

The October 2017 Amendment amends the Credit Agreement and the May 2017 Amendment as follows:

•	The Company will now have until October 31, 2017 (rather than September 30, 2017 as previously required under the September 2017 Extension) to deliver its audited financial statements for the year ended December 31, 2016 (together with the related audit report and opinion from the Company’s independent accountants and the other items required by the Amended Credit Agreement to be delivered therewith, the “Annual Financial Statement Deliverables”). The Company will continue to have up to 30 days following the date on which it delivers the Annual Financial Statement Deliverables to deliver its unaudited financial statements for both the quarter ended March 31, 2017 and the quarter ended June 30, 2017 (the “First Quarter and Second Quarter Financial Statement Deliverables”).

•	The Company will now have up to 30 days following the date on which it delivers the First Quarter and Second Quarter Financial Statement Deliverables to deliver its unaudited financial statements for the quarter ended September 30, 2017.

•	On and after October 2, 2017, Initial Term Loans will now bear interest on the outstanding principal amount thereof at a rate per annum equal to either (i) the Base Rate plus 6.25% or (ii) the Eurocurrency Rate for each Interest Period plus 7.25%, which in both cases is an increase of 25 basis points from the interest rates under the Credit Agreement in effect immediately prior to the October 2017 Amendment. Until the Company delivers its financial statements for the quarter ending March 31, 2018, Revolving Credit Loans will bear interest at a rate equal to either (i) the Base Rate plus 6.25% or (ii) the Eurocurrency Rate or EURIBOR Rate plus 7.25%, which in both cases is an increase of 25 basis points from the interest rates under the Credit Agreement in effect immediately prior to the October 2017 Amendment. Following delivery of those financial statements, Revolving Credit Loans will bear interest at a rate based on the Base Rate, Eurocurrency Rate or EURIBOR Rate, plus an interest-rate spread thereon that varies from 5.75% to 6.25% (versus 5.50% to 6.00% immediately prior to the October 2017 Amendment) for the Base Rate and from 6.75% to 7.25% (versus 6.50% to 7.00% immediately prior to the October 2017 Amendment) for the Eurocurrency Rate and EURIBOR Rate, in all cases based on the Company’s Consolidated First Lien Net Leverage Ratio.

•

The “non-call period” will now extend until: (i) if we prepay any Term Loans prior to the date that we deliver the Annual Financial Statement Deliverables to our Lenders, October 31, 2019; and (ii) if we prepay any Term Loans on or after the date that we deliver the Annual Financial Statement Deliverables to our Lenders, the earlier of (x) the second anniversary of the date of that delivery and (y) October 31, 2019. (The “non-call period” is the period through which we must pay a make-whole premium—in addition to the 2.0% prepayment premium referred to below—to the Lenders on voluntary and certain other Term Loan prepayments, and we refer to it herein (as so extended above) as the “Extended Non-Call Period.”) This period previously expired in May 2019 under the terms of the May 2017 Amendment. We remain subject to 2.0% and 1.0% prepayment premiums through the first and second anniversaries (respectively) of the end of the Extended Non-Call Period, which periods previously expired in May 2020 and May 2021 (respectively).

•	The Company will issue on or prior to October 6, 2017 an earnings release for the fiscal quarter and fiscal year ended December 31, 2016, including a related balance sheet, statement of income and statement of cash flows. This is a new requirement for the Company under the Amended Credit Agreement.

•	The Company will furnish on a Current Report on Form 8-K on or prior to October 12, 2017: (i) the range of its (A) total estimated revenue and (B) estimated adjusted EBITDA, in each case for the fiscal quarters ended March 31, 2017 and June 30, 2017, with the difference between the high end and low end of the ranges to be no greater than $5.0 million; and (ii) a forecast of its consolidated cash balance as of December 31, 2017. This is a new requirement for the Company under the Amended Credit Agreement.

•	The Company will continue (on a bi-weekly basis commencing October 11, 2017 until it has delivered the Annual Financial Statement Deliverables) to furnish or file on a Current Report on Form 8-K its current consolidated cash balance, the current cash balance of its foreign subsidiaries and the current outstanding balance under the Revolving Credit Facility. The Company will also participate in one conference call with the Administrative Agent and the Lenders with respect to the information contained in that Current Report on Form 8-K.

Under the October 2017 Amendment, the Company agreed to pay to the Consenting Lenders a fee in an amount equal to 0.25% of the aggregate principal amount of the Revolving Credit Commitments and Term Loans held by the Consenting Lenders as of October 2, 2017.

We qualify the foregoing summary of the October 2017 Amendment by reference to the full text of the October 2017 Amendment, a copy of which we have filed as Exhibit 10.1 hereto and incorporate by reference herein.

Item 7.01	Regulation FD Disclosure.

Under the October 2017 Amendment, the Company has agreed to furnish or file in a Current Report on Form 8-K the following cash and revolving-credit-facility outstanding balance amounts.

As of October 2, 2017:

•	The Company’s consolidated cash balance was approximately $56 million, of which approximately $23 million was held by its non-U.S. subsidiaries.

•	The outstanding principal balance under the Company’s revolving credit facility was $78 million.

The information in this Item 7.01 shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as expressly set forth by specific reference in such filing.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits

The following document is attached as an exhibit to this Current Report on Form 8-K.

Exhibit No.	Description

10.1	Third Amendment to Limited Waiver to Credit Agreement and Third Amendment to Credit Agreement, dated as of October 2, 2017, among Global Eagle Entertainment Inc., the guarantors party thereto, the lenders party thereto, and Citibank, N.A., as administrative agent.

EXHIBIT INDEX

Exhibit No.	Description

10.1	Third Amendment to Limited Waiver to Credit Agreement and Third Amendment to Credit Agreement, dated as of October 2, 2017, among Global Eagle Entertainment Inc., the guarantors party thereto, the lenders party thereto, and Citibank, N.A., as administrative agent.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GLOBAL EAGLE ENTERTAINMENT INC.

	By:	/s/ Paul Rainey
Name: Paul Rainey
Title: Chief Financial Officer
Dated: October 3, 2017

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